SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

    Filed by the registrant  [X]
    Filed by a party other than the registrant  [   ]
    Check the appropriate box:
    [   ]  Preliminary proxy statement.
    [   ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
    [X]  Definitive proxy statement.
    [   ]  Definitive additional materials.
    [   ]  Soliciting material pursuant to Rule 14a-12.

FRONTIER OIL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
    [X]  No fee required.
    [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

March 16, 2001

To Our Shareholders:

      On behalf of the Board of Directors, I cordially invite all shareholders to attend the Annual Meeting of Frontier Oil Corporation to be held on Thursday, April 19, 2001 at 9:00 a.m. in the offices of Andrews & Kurth L.L.P. located at 600 Travis, Suite 4200, Houston, Texas. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company’s 2000 Annual Report to shareholders, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 2000.

      Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend the meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

      Thank you for your support.

Sincerely, James R. Gibbs Chairman of the Board, President and Chief Executive Officer

10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411 (713) 688-9600 fax (713) 688-0616

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2001

To Our Shareholders:

      The 2001 Annual Meeting of Shareholders of Frontier Oil Corporation (the "Company") will be held in the offices of Andrews & Kurth L.L.P. located at 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m. on Thursday, April 19, 2001, for the following purposes:

1. To elect seven directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.
2. To ratify and approve the appointment of Arthur Andersen LLP, independent certified public accountants, as the Company’s auditors for the year ending December 31, 2001.
3. To act upon any and all matters incident to the foregoing and to transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

      The Board of Directors recommends that you vote FOR each of the first two proposals set forth above. The accompanying Proxy Statement contains information relating to each of such proposals. The holders of record of the Company’s common stock at the close of business on March 9, 2001 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors, J. Currie Bechtol Vice President-General Counsel & Secretary

Houston, Texas
March 16, 2001

FRONTIER OIL CORPORATION

10000 Memorial Drive, Suite 600

Houston, Texas 77024-3411

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is furnished by the Board of Directors of Frontier Oil Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held April 19, 2001, and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the notice attached hereto. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters which may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about March 16, 2001.

      A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company in care of Computershare Investor Services, 2 North La Salle, Chicago, Illinois 60602 ("Computershare") or at the executive offices of the Company, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date.

      The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and solicitation of proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview.

VOTING SECURITIES

      All shareholders of record as of the close of business on March 9, 2001 are entitled to notice of and to vote at the meeting. On March 9, 2001, the Company had 26,634,488 shares of common stock, without par value ("Common Stock"), outstanding excluding Common Stock held by the Company. The Common Stock is the only class of voting securities of the Company. Shareholders are entitled to vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock, excluding Common Stock held by the Company, is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum shall be formed.

      In conformity with Wyoming law and the bylaws of the Company, directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Cumulative voting for the election of directors is not permitted. Action regarding the ratification of the appointment of auditors will be approved if the votes cast in favor exceed the votes cast opposing such proposal. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

ANNUAL REPORT

      The annual report to shareholders, including consolidated financial statements, accompanies this Proxy Statement. Such annual report does not form any part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 9, 2001, the beneficial ownership of the Company's Common Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding voting securities, excluding Common Stock held by the Company:

                                                                          Amount and Nature
                                                                            of Beneficial    Percentage of Shares
       Name and Address of Beneficial Owner                                   Ownership       of Common Stock(l)
---------------------------------------------------                      ------------------  ---------------------

Ingalls & Snyder LLC                                                        4,469,875(2)             16.8 61
Broadway
   New York, NY 10006

Oppenheimer Funds, Inc.                                                     2,996,500(3)             11.3
   Two World Trade Center, Suite 3400
   New York, NY 10048-0203

Kornitzer Capital Management, Inc.                                          2,403,200(4)              9.0
   P.O. Box 918
   Shawnee Mission, KS 66201

Great Plains Trust Company                                                  1,577,000(4)              5.9
   4705 Mission Road
   Westwood, KS 66205

(1)   Represents percentage of 26,634,488 outstanding shares of the Company as of March 9, 2001.

(2)   Ingalls & Snyder LLC (“Ingalls & Snyder”) has filed with the Securities and Exchange Commission (the “Commission”) a Schedule 13G, dated September 6, 1995, and amendments thereto, dated December 8, 1995, January 17 and June 10, 1996, January 29 and July 28, 1997, February 9, 1998, February 5, 1999, January 26, 2000 and February 7, 2001. Based on the most recent amendment, Ingalls & Snyder has sole voting power with respect to 359,000 of the above shares, sole dispositive power with respect to 359,000 of the above shares and shared dispositive power with respect to 4,110,875 of the above shares of Common Stock.

(3)   Oppenheimer Funds, Inc. (“Oppenheimer”) has filed with the Commission a Schedule 13G, dated October 22, 1999. Based on such filing, Oppenheimer has sole voting power with respect to no shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 2,996,500 shares of Common Stock.

(4)  Kornitzer Capital Management, Inc. (“KCM”) has filed with the Commission a Schedule 13G, dated March 29, 1996, and amendments thereto, dated February 10, 1997, February 17, 1998 (filed jointly with Great Plains Trust Company (“Great Plains”)), two amendments dated February 27, 1999 (one of which was filed jointly with Great Plains) and two amendments dated February 14, 2001 (one of which was filed jointly with Great Plains). Based on the most recent amendments, (i) KCM has shared voting power and shared dispositive power with respect to 2,403,200 shares of Common Stock, and (ii) Great Plains has shared voting power and shared dispositive power with respect to 1,577,000 shares of Common Stock.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 9, 2001, the amount of Common Stock beneficially owned by: (i) each director of the Company, (ii) the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer and (iii) all directors and those executive officers as a group:

                                                                          Amount and Nature
                                                                            of Beneficial    Percentage of Shares
Name                                                                          Ownership       of Common Stock(1)
-------------------------------------------------------------------       -----------------  --------------------

James R. Gibbs (2).................................................           878,370(4)               3
Douglas Y. Bech (2)(3).............................................            17,500                  *
G. Clyde Buck (2)(3)...............................................             7,500                  *
T. Michael Dossey (2)..............................................                 0                  0
James H. Lee(2)(3).................................................             5,000                  *
Paul B. Loyd, Jr. (2)(3)...........................................             7,500                  *
Carl W. Schafer (2)(3).............................................            12,500                  *
Julie H. Edwards...................................................           296,100(5)               1
W. Reed Williams...................................................            51,191(6)               *
J. Currie Bechtol..................................................            86,739(7)               *
Jon D. Galvin......................................................           146,963(8)               *
Directors and executive officers as a group (11 persons)...........         1,509,363                  6

* Less than 1%

(1)  Represents percentage of outstanding shares plus shares issuable upon exercise of all stock options owned by the individual listed that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table, assuming stock options owned by all other shareholders are not exercised. As of March 9, 2001, 26,634,488 shares of Common Stock were outstanding.

(2)   Director.

(3)   Includes 5,000 shares with respect to which he has the right to acquire beneficial ownership under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table.

(4)  Includes 570,300 shares with respect to which Mr. Gibbs has the right to acquire beneficial ownership under one of the Company's stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 67,826 shares of unvested shares of Restricted Stock as to which Mr. Gibbs has voting power pursuant to the Restricted Stock Plan described on page 14. Mr. Gibbs beneficially owns and has sole voting and sole dispositive power with respect to 240,244 shares.

(5)  Includes 223,250 shares with respect to which Ms. Edwards has the right to acquire beneficial ownership under one of the Company's stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 27,950 shares of unvested shares of Restricted Stock as to which Ms. Edwards has voting power pursuant to the Restricted Stock Plan described on page 14. Ms. Edwards beneficially owns and has sole voting power and sole dispositive power with respect to 44,900 shares.

(6)  Includes 28,750 shares with respect to which Mr. Williams has the right to acquire beneficial ownership under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 14,441 shares of unvested shares of Restricted Stock as to which Mr. Williams has voting power pursuant to the Restricted Stock Plan described on page 14. Mr. Williams beneficially owns and has sole voting power and sole dispositive power with respect to 8,000 shares.

(7)  Includes 75,000 shares with respect to which Mr. Bechtol has the right to acquire beneficial ownership under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 11,739 shares of unvested shares of Restricted Stock as to which Mr. Bechtol has voting power pursuant to the Restricted Stock Plan described on page 14.

(8)   Includes 87,200 shares with respect to which Mr. Galvin has the right to acquire beneficial ownership under one of the Company's stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 20,963 shares of unvested shares of Restricted Stock as to which Mr. Galvin has voting power pursuant to the Restricted Stock Plan described on page 14. Mr. Galvin beneficially owns and has sole voting power and sole dispositive power with respect to 38,800 shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

      A Board of Directors is to be elected, with each director to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control "FOR" the election of the Board of Directors' nominees, unless otherwise directed. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees

      All of the persons listed below are members of the present Board of Directors and have consented in writing to be named in this Proxy Statement and to serve as a director, if elected.

      Mr. James R. Gibbs (56) joined the Company in February 1982 and has been President and Chief Operating Officer since January 1987. He assumed the additional position of Chief Executive Officer on April 1, 1992 and additionally became Chairman of the Board on April 29, 1999. Mr. Gibbs is a member of the Board of Directors of Smith International, Inc., an oil field service company; an advisory director of Frost National Bank in Houston; a director of Veritas DGC Inc., a seismic service company; a director of Talon International, an oil and gas company, and a director of Gundle/SLT Environmental, Inc., an environmental service company. Mr. Gibbs was elected a director of the Company in 1985.

      Mr. Douglas Y. Bech (55) has been Chairman and Chief Executive Officer of Raintree Resorts International, Inc. since August 1997. From 1994 to 1997, Mr. Bech was a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. of Houston, Texas. Since 1994, he has also been a managing director of Raintree Capital Company, L.L.C., a merchant banking firm. From 1993 to 1994, Mr. Bech was a partner of Gardere & Wynne, L.L.P. of Houston, Texas. From 1970 until 1993, Mr. Bech was associated with and a senior partner of Andrews & Kurth L.L.P. of Houston, Texas. Mr. Bech is a member of the Board of Directors of Pride Refining, Inc., the general partner of Pride Companies, L.P., a products pipeline and crude gathering company and j2 Global Communications, Inc., an internet document communications company. He was appointed a director of the Company in 1993.

      Mr. G. Clyde Buck (63) has been a Senior Vice President and Managing Director of the investment banking firm Sanders Morris Harris, Inc. (including predecessor firms) since 1998. From 1983 to 1998, he was a Managing Director of Dain Rauscher Corporation, also an investment banking firm. Mr. Buck is also a member of the Board of Directors of Smith International, Inc., an oilfield service company. He was appointed a director of the Company in 1999.

      Mr. T. Michael Dossey (58) is a management consultant affiliated with the Adizes Institute of Santa Barbara, California. Prior to joining Adizes in April 2000, Mr. Dossey spent 35 years with the Shell Oil Company and its affiliates. His last assignment with Shell was General Manager-Mergers and Acquisitions for Equilon Enterprises LLC, an alliance between the domestic downstream operations of Shell and Texaco. He also had been Vice President and Business Manager for Shell Deer Park Refining Company, which was a joint venture operation with Pemex. Previously, he spent several years in Saudi Arabia where he was General Operations Manager for Saudi Petrochemical Company, a joint venture between Shell and the Saudi Arabian government. Earlier in his career, Mr. Dossey’s positions included various business and operational positions in Shell’s refining and petrochemical operations domestically and in Europe. Mr. Dossey is a member of the advisory board of Verticore Technologies, Inc. and the marketing advisory board of Management Vitality Company. He was appointed a director of the Company in 2000.

      Mr. James H. Lee (52) is Managing General Partner and principal owner of Lee, Hite & Wisda Ltd., an oil and gas consulting firm which he founded in 1984. From 1981 to 1984, Mr. Lee was a Principal with the oil and gas advisory firm of Schroder Energy Associates. He had prior experience in investment management, corporate finance and mergers and acquisitions at Cooper Industries Inc. and at White, Weld & Co. Incorporated. Mr. Lee is a member of the Board of Directors of Forest Oil Corporation, an oil and gas exploration and production company. He was appointed a director of the Company in 2000.

      Mr. Paul B. Loyd, Jr. (54) has served as Chairman of the Board and Chief Executive Officer of R&B Falcon Corporation, the world’s largest offshore drilling company, since December 1997. R&B Falcon Corporation was the result of the 1997 merger of Reading & Bates Corporation and Falcon Drilling, Inc. and the subsequent acquisition of Cliffs Drilling Company in late 1998. Mr. Loyd was the Chairman of the Board of Reading & Bates from April 1991 until December 1997. Mr. Loyd was Assistant to the president of Atwood Oceanics International, President of Griffin-Alexander Company from 1984 to 1987, Chief Executive Officer of Chiles-Alexander International, Inc. from 1987 to 1989, all of which are companies in the offshore drilling industry. He has served as consultant to the Government of Saudi Arabia, and was a founder and principal of Loyd & Associates, Inc., an investment company focusing on the energy industry. Mr. Loyd is a member of the Board of Directors of Carrizo Oil & Gas, Inc., an oil and gas exploration and production company and a member of the Board of Directors of Enterprise Oil, Plc., an oil and gas exploration company. He was appointed a director of the Company in 1994.

      Mr. Carl W. Schafer (65) has been the President of the Atlantic Foundation, a charitable foundation, since 1990. From 1987 until 1990, Mr. Schafer was a principal of the investment management firm of Rockefeller & Co., Inc.. Mr. Schafer presently serves on the Board of Directors of Roadway Express, Inc., a transportation company; the PaineWebber and Guardian Groups of Mutual Funds, registered investment companies; Electronic Clearing House, Inc., an electronic financial transactions processing company; Nutraceutix Inc., a biotechnology company; and Labor Ready, Inc., a temporary labor company. Mr. Schafer was elected a director of the Company in 1984.

The Board of Directors and Its Committees

      The Board of Directors met four times in 2000, during which each incumbent director of the Company attended 75 percent or more of the aggregate number of meetings of the Board of Directors and meetings held by committees of the Board on which he served. The Board of Directors has standing audit, compensation, safety and environmental, executive and nominating committees that are composed of directors of the Company.

      Audit Committee: The Audit Committee is comprised of three outside directors, currently Messrs. Lee, Loyd, and Schafer. Each of the members of the Audit committee is independent as defined by the New York Stock Exchange listing requirements. The Audit Committee's functions include recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 2000.

      Compensation Committee: The Compensation Committee is comprised of three outside directors, currently Messrs. Bech, Lee and Schafer. The Compensation Committee's functions include the approval of officers' salaries and bonuses and administration of all of the Company's employee benefit plans. The Compensation Committee met four times during 2000.

      Safety and Environmental Committee: The Safety and Environmental Committee is comprised of three members of the Board of Directors, currently Messrs. Buck, Gibbs and Lee. The Safety and Environmental Committee's functions include the adoption and review of the Company's safety, health and environmental policies and programs. The Safety and Environmental Committee met once during 2000.

      Executive Committee: The Executive Committee is comprised of Mr. Gibbs and two outside directors, currently Messrs. Bech and Buck. The Executive Committee functions in the place of the Board of Directors between regular meetings of the Board and has all the power and authority of the Board of Directors, except for certain matters that may not be delegated under the Company's bylaws. The Executive Committee did not meet during 2000.

      Nominating Committee: The Nominating Committee is comprised of three members of the Board of Directors, currently Messrs. Gibbs, Bech and Schafer. The purpose of the committee is to review possible candidates for the Board of Directors and recommend nomination of appropriate candidates by the Board. The Nominating Committee met twice during 2000.

      Pursuant to the Company's bylaws, nominations for candidates for election to the Board of Directors may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors. Nominations made by a shareholder must be made by giving notice of such in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) ten days after the Board first publishes the date of such meeting. Such notice shall include all information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed.

Compensation of Directors

      Directors’ fees are presently $1,666.67 per month and $1,500.00 for each Board meeting attended in person, plus $1,250.00 for any committee meeting attended. Additionally, committee chairmen receive a fee of $2,000 per year and outside directors are eligible to participate in the Company’s Directors’ Stock Grant Plan which is described on page 15. In 2000, Messrs. Bech, Buck, Lee, Loyd and Schafer were granted options to purchase 10,000 shares under the Company’s 1999 Stock Option Plan.

      No member of the Board of Directors was paid any remuneration in 2000 for his service as a director of the Company other than pursuant to the standard compensation arrangement for directors. Directors who are officers of the Company do not receive any compensation for their services as a director. The Company reimburses its directors for travel expenses incurred in attending Board meetings. In addition to the seven directors elected by shareholders, Mr. James S. Palmer now serves as Director Emeritus at the request of the Board. Mr. Palmer joined the Board of Directors of the Company in 1975 and served through the date of the 1999 Annual Meeting. As compensation for his services as Director Emeritus, Mr. Palmer is paid a retainer of $833.34 per month, $1,000 for each board meeting attended in person and reimbursement for related travel expenses.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors recommends the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2001. This firm has served in such capacity since 1974 and is familiar with the Company's affairs and financial procedures. Their appointment as auditors for the year ended December 31, 2000 was approved by the shareholders at the last Annual Meeting on April 27, 2000.

      A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions from those attending the meeting.

Fiscal 2000 Audit Firm Fee Summary

      During fiscal year 2000, the company retained its principal independent auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

                     Audit Fees                                  $   265,000
                     Financial Information Systems Design
                        And Implementation Fees                          -0-
                     All Other Fees                                  129,250

The audit committee has considered whether the provision of non-audit services by the company’s principal independent auditor is compatible with maintaining auditor independence.

OTHER BUSINESS

      The Board of Directors of the Company knows of no matters expected to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      During 2000, the Audit Committee of the Board of Directors developed an updated charter for the Audit Committee, which was approved by the full Board of Directors on April 27, 2000. The complete text of the new charter, which reflects standards set forth in new Commission regulations and New York Stock Exchange rules, is reproduced in the appendix to this Proxy Statement.

March 16, 2001

To the Board of Directors of Frontier Oil Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Members of the Audit Committee

Carl W. Schafer, Chairman
James H. Lee
Paul B. Loyd, Jr.

EXECUTIVE AND OTHER OFFICERS

Set forth below are the executive officers of the Company as of year end 2000 along with their ages as of March 9, 2001 and office held by each officer.

      Mr. James R. Gibbs (56) is Chairman of the Board, President and Chief Executive Officer. Information about Mr. Gibbs is included on page 5 with the information on nominees for the Board.

      Ms. Julie H. Edwards (42) is Executive Vice President-Finance & Administration. She joined the Company in March 1991 as Vice President-Secretary & Treasurer, was Senior Vice President-Finance & Chief Financial Officer from August 1994 until April 2000, when she was promoted to her current position. From 1985 to February 1991, she was employed by Smith Barney, Harris Upham & Co. Inc. in the Corporate Finance Department. Prior to 1985, she was employed by Amerada Hess Corporation and American Ultramar, Ltd., which are oil companies, as a geologist.

      Mr. W. Reed Williams (53) has been Executive Vice President Refining & Marketing since joining the Company in July 2000. He has over 27 years of experience in refining and marketing. Prior to joining the Company, Mr. Williams was employed by Ultramar Diamond Shamrock beginning in 1993, where his responsibilities included corporate development, operations planning, pipeline operations and product supply and distribution. His final position at Ultramar Diamond Shamrock was Vice President of Logistics Development. Prior to 1993, Mr. Williams was employed by Tesoro Petroleum Corporation for nineteen years (1973 until 1992) where he held numerous positions, including Group Vice President of Refining, Marketing and Supply from 1990 to 1992. During 1992, he was President of Remote Operating Systems, Inc. before joining Ultramar Diamond Shamrock.

      Mr. J. Currie Bechtol (59) has been Vice President-General Counsel of the Company since January 1998 and became Secretary of the Company in August 2000. Prior to joining the Company, Mr. Bechtol was in private legal practice for 28 years, most recently with Hutcheson & Grundy L.L.P. from 1984 until joining the Company.

      Mr. Jon D. Galvin (47) is Vice President of the Company. He was appointed to this position in September 1997 and served as Vice President-Controller of the Company until July 2000. Mr. Galvin was the Chief Financial Officer of the Company’s Frontier refining subsidiaries from February 1992 until July 2000, when he was promoted to Vice President-Crude Oil Supply and Planning of certain of the Company’s refining subsidiaries. Previously, he had spent 15 years with Arthur Andersen, ultimately as Audit Principal.

      Mr. Gerald B. Faudel (51) has been Vice President-Corporate Relations and Environmental Affairs of the Company since February 2000. Mr. Faudel had previously been Vice President-Safety and Environmental Affairs and had served in similar capacities since November 1993. From October 1991 through November 1993, Mr. Faudel was Director of Safety, Environmental and External Affairs of the refining subsidiaries of the Company. Mr. Faudel was employed by Frontier Oil Corporation from October 1989 through October 1991 as Director of Safety, Environmental and External Affairs. Prior to October 1989, Mr. Faudel was employed with Tosco Corporation's Avon Refinery as Manager of Hazardous Waste and Wastewater Program.

      Ms. Nancy J. Zupan (46) is Vice President-Controller of the Company. Prior to her appointment to this position in February 2001, Ms. Zupan was Controller for the Company’s subsidiaries from 1991, when Frontier acquired the Cheyenne Refinery. She held the same position for the prior owners of the Cheyenne Refinery from 1987 until the acquisition. Prior to 1986, Ms. Zupan was employed by Husky Oil Company, the predecessor owner of the Cheyenne Refinery, where she began her career in Cody, Wyoming in 1977 after graduating from the University of Wyoming.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      All members of the Compensation Committee are independent, non-employee directors. The Committee regularly reviews and, with any changes it believes appropriate, approves the Company’s executive compensation program. An independent compensation consultant employed by Price Waterhouse had previously been retained by the Committee and Towers Perrin was retained by the Committee in 2000 to advise the Committee on compensation matters. The Company's executive compensation program is structured to help the Company achieve its business objectives by:

  setting levels of compensation designed to attract and retain key executives;
  providing incentive compensation that varies directly with both Company performance and individual contribution to that performance; and
  linking compensation to financial targets that affect short and long term share price performance.

Compensation Program Components

      The particular elements of the compensation program for executive officers are further explained below.

      Base Salary. Base pay levels are largely determined through comparisons with a peer group of companies of similar size, activity and complexity to the Company as determined by the compensation consultants and which companies are included in the Peer Group Index in the graph on page 16. The relative stock price performance of the Company compared to the peer group is one factor used in determining compensation. In addition, salaries are based on the Company's recent performance and on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

      Annual Incentive Compensation. The Company’s officers and certain other employees are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of certain earnings and cash flow goals established by the Company's annual budget, which is approved by the Board of Directors. The objective of this incentive plan is to deliver competitive levels of compensation for the attainment of financial targets that the Committee believes are important determinants of share price over time. Additionally, beginning with bonuses paid for the year 2000, a portion of the officer’s bonus will be paid as shares of Restricted Stock of the Company in order to more closely align the interests of management and the shareholders.

      In 1997, the Company both exceeded its budget earnings and cash flow and was profitable. Accordingly, awards were made to all employees in early 1998 based on 1997 results. In 1998, the Company was again profitable, achieving record earnings from continuing operations. However, the results failed to meet budget. Accordingly, awards were proportionally reduced and were made to all employees in early 1999 based on 1998 results. In 1999, the Company did not meet its budget but completed a major acquisition late in the year. In recognition of the immense amount of effort put into the acquisition by certain employees, acquisition bonuses were made in early 2000 to approximately 15 individuals. In 2000, the Company achieved record earnings and cash flow, exceeding 1998's record results and its budget by a significant margin. Bonuses were therefore made to all employees in early 2001, including a group of key employees who received a portion of their bonuses in shares of Restricted Stock of the Company as provided in the Restricted Stock Plan described on page 14.

      Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of the Company stock, the best interests of the shareholders and management will be closely aligned. Therefore, executives and managers are eligible to receive stock options from time to time at the discretion of the Compensation Committee, giving them the right to purchase shares of Common Stock at a specified price in the future. The number of stock options granted to executive officers is based on such officer's ability to influence the Company's performance as determined by the Compensation Committee.

CEO Compensation

      In accordance with the discussion above of the Company’s philosophy for executive compensation, a significant portion of the compensation for the Chief Executive Officer is based upon the Company’s performance. Mr. Gibbs, who has served as Chief Executive Officer since April 1992 and Chairman of the Board since 1999, joined the Company in 1982 and has served in a number of executive positions. A significant portion of Mr. Gibbs’ total cash compensation is tied to the performance of the Company. In 1995, his salary was increased slightly in recognition of the strong operational performance of 1994 and additional tasks of winding down the U.S. oil and gas operations. He received no increase in 1996 or 1997 nor bonus in 1995 or 1996 due to the Company’s net losses in 1995 and 1996. He received meaningful bonus awards in early 1998 based on 1997 results and in early 1999 based on 1998 results. Mr. Gibbs received a meaningful acquisition bonus in early 2000 and a significant incentive bonus in early 2001 as described two paragraphs above. As is reflected in the Summary Compensation Table, Mr. Gibbs also participated in the Company’s savings plans.

Members of the Compensation Committee

Douglas Y. Bech
James H. Lee
Carl W. Schafer

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

      The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries in the years 1998 through 2000.

                                            SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                                 -------------------------------
                                         Annual Compensation           Awards            Payouts
                                     ------------------------    ---------------------   -------
                                                        Other               Securities
                                                       Annual    Restricted Underlying
                                                       Compen-      Stock    Options/     LTIP       All Other
         Name and                     Salary   Bonus   sation     Awards(7)    SARS      Payouts  Compensation(1)
    Principal Position      Year        ($)     ($)      ($)         ($)        (#)        ($)          ($)
--------------------------  ----     -------  -------  -------   ---------- ----------   -------  ---------------

James R. Gibbs              2000     560,000  364,000     0             0     400,000        0       115,355 (2)
 Chairman of the Board,     1999     500,000  300,000     0             0     230,000        0        96,554
 President and Chief        1998     445,000  232,000     0             0           0        0       110,891
 Executive Officer

Julie H. Edwards            2000     300,000  150,000     0             0     115,000        0        39,703 (3)
 Executive Vice President-  1999     260,000  130,000     0             0      88,000        0        33,113
 Finance & Administration   1998     227,000   91,000     0             0           0        0        34,647

W. Reed Williams            2000     142,084   77,500     0             0     115,000        0        14,921 (4)
 Executive Vice President-  1999           0        0     0             0           0        0             0
 Refining & Marketing       1998           0        0     0             0           0        0             0

J. Currie Bechtol           2000     180,000   63,000     0             0      48,000        0        32,087 (5)
 Vice President-General     1999     170,000   59,500     0             0      58,000        0        26,256
 Counsel & Secretary        1998     150,000   42,000     0             0           0        0        17,952

Jon D. Galvin               2000     215,000  112,500     0             0      52,000        0        36,841 (6)
 Vice President             1999     190,000   66,500     0             0      44,000        0        30,842
                            1998     175,000   49,000     0             0           0        0        32,781

(1)  Includes amounts contributed under the Company’s retirement/savings plans, deferred compensation plan and premiums paid by the Company for individual life insurance. Detail is given in the following notes.

(2)  Mr. Gibbs’ Other Compensation includes $18,114 of Company contribution to his retirement/savings plan account, $85,085 of Company contribution to his retirement/savings plan account through a deferred compensation program and $12,156 of life insurance premiums paid by the Company.

(3)  Ms. Edwards’ Other Compensation includes $18,114 of Company contribution to her retirement/savings plan account, $17,886 of Company contribution to her retirement/savings plan account through a deferred compensation program and $3,703 of life insurance premiums paid by the Company.

(4)   Mr. Williams’ Compensation includes $10,811 of Company contribution to his retirement/savings plan account through a deferred compensation program and $4,110 of life insurance premiums paid by the Company. Mr. Williams joined the Company in July, 2000.

(5)   Mr. Bechtol’s Other Compensation includes $18,114 of Company contribution to his retirement/savings plan account, $9,425 of Company contribution to his retirement/savings plan account through a deferred compensation program and $4,548 of life insurance premiums paid by the Company.

(6)   Mr. Galvin’s Other Compensation includes $18,114 of Company contribution to his retirement/savings plan account, $15,576 of Company contribution to his retirement/savings plan account through a deferred compensation program and $3,151 of life insurance premiums paid by the Company.

(7)   Does not include Restricted Stock awards made in 2001. See Restricted Stock Plan described on page 14.

Stock Options

      The Company currently maintains five stock option plans pursuant to which options to purchase shares of Common Stock are outstanding or available for future grants to eligible employees, including one plan, the 1999 Stock Option Plan, in which directors and other non-employee agents of the Company are eligible to participate. The purpose of the stock option plans is to advance the best interest of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. As of March 9, 2001, there were 1,350,480 shares of Common Stock available for grants under the Company’s existing stock option plans. With the implementation of the Frontier Oil Corporation Restricted Stock Plan in early 2001, which is described on page 14, the Company did not make any stock option grants under these plans to key employees in early 2001.

                                               OPTION GRANTS IN 2000

                                    Individual Grants
---------------------------------------------------------------------------------------
                                          Number of  Percent of                            Potential Realizable
                                         Securities     Total                                Value at Assumed
                                         Underlying    Options                             Annual Rates of Stock
                                           Options   Granted to   Exercise                Price Appreciation for
                                           Granted    Employees     Price    Expiration       Option Term(1)
Name                                         (#)       in 2000     ($/sh)       Date         5%          10%
-----                                    ----------  ----------   ---------  ----------    -------    ---------

James R. Gibbs.........................     400,000     32.8          7.00      2/28/05    773,588    1,709,428
Julie H. Edwards.......................     115,000      9.4          7.00      2/28/05    222,407      491,461
W. Reed Williams.......................     115,000      9.4          8.50      7/16/05    270,065      596,774
J. Currie Bechtol......................      48,000      3.9          7.00      2/28/05     92,831      205,131
Jon D. Galvin..........................      52,000      4.3          7.00      2/28/05    100,556      222,226

(1)  The Commission requires disclosure of the potential realized value or present value of each grant. The disclosure assumes the options will be held for the full term of the option prior to exercise. Such options may be exercised prior to the end of such term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price or the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

                                        AGGREGATE OPTION EXERCISES IN 2000
                                      AND OPTION VALUES AT DECEMBER 31, 2000

                                     Shares                  Number of Securities          Value of Unexercised
                                   Acquired on              Underlying Unexercised        In-the-Money Options at
                                    Exercise      Value    Options at Dec. 31, 2000           Dec. 31, 2000
Name                                   (#)      Realized   Exercisable/Unexercisable   Exercisable/Unexercisable(1)
----                               -----------  --------   -------------------------   ----------------------------

James R. Gibbs..................    129,004     $363,777        507,800/400,000              $961,175/$125,000
Julie H. Edwards................     32,500       65,000         172,500/38,250                 379,968/47,813
W. Reed Williams................          0            0          28,750/86,250                            0/0
J. Currie Bechtol...............          0            0          48,500/57,500                  45,625/26,875
Jon D. Galvin...................          0            0         94,440/254,440                 238,490/50,210

(1)  Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s Common Stock on December 31, 2000 was $6.875 based on the closing sale price on December 29, 2000.

Restricted Stock Plan

      In February 2001, the Board of Directors approved the Frontier Oil Corporation Restricted Stock Plan, which is a component of the Company’s new incentive compensation program approved by the Compensation Committee. Under the Restricted Stock Plan, 1,000,000 shares of treasury stock of the Company have been reserved (the “Restricted Stock”) for Restricted Stock grants to be made under the new incentive compensation program.

      Under the new incentive compensation plan, which will be used to determine annual bonuses, if any, for years beginning with 2001, a significant portion of management’s bonuses will be determined by whether or not company-wide return on capital and EBITDA goals are met. In the event the goals are reached, a group of approximately 40 key employees will be awarded a bonus that ranges from 15-75% of the individual’s salary, with approximately 30% of the bonus awarded paid in the form of Restricted Stock which vests over three years of continuous employment with the Company as follows: 25% on the first anniversary of the grant, 25% on the second anniversary of the grant and the remaining 50% on the third anniversary of the grant. The Restricted Stock Awards will vest automatically upon a change of control of the Company or if the executive’s employment is terminated due to death, disability or by the Company other than for “cause”. The individuals will also have the option of receiving all or a portion of their cash incentive award in additional shares of Restricted Stock, in which case the value of that electively deferred portion of the award will be increased by a 50% “risk premium”. An important additional feature of the new incentive compensation plan is that the executives in the top three tiers of management (currently a group of seven individuals) must own 1 to 3 times their annual salary in stock (excluding options). This requirement must be met within three years.

      Due to the successful year reported by the Company in 2000, awards of Restricted Stock out of the Restricted Stock Plan approximately equal to the cash incentive payouts were made in early 2001. Because these grants of Restricted Stock were made, the Company did not make any stock option grants to key employees in early 2001. See Summary Compensation Table on page 12.

Directors’ Stock Grant Plan

      In 1995, the Board of Directors established a stock grant plan for non-employee directors. The purpose of the stock grant plan is to advance the best interest of the Company by increasing the non-employee directors' proprietary interest in the success of the Company. Further, the stock grant plan allows for additional compensation to the non-employee directors without incurring cash expenses to the Company.

      Under the Directors’ Stock Grant Plan, automatic grants of a fixed number of shares (currently 500 shares per non-employee director) are made on certain predetermined dates (currently approximately every 15 months) out of the Treasury shares owned by the Company. In 1995, 1996, 1997, and again in early 1999, each of five non-employee directors received 500 shares of common stock. In April 2000, Messrs. Bech, Buck, Loyd and Schafer received 500 shares of common stock. As of March 9, 2001, 48,000 shares of common stock remain available for grant under this plan.

Employment Agreements

      In December 2000, the Company entered into employment agreements with Mr. Gibbs, Ms. Edwards, Mr. Williams, Mr. Bechtol, Mr. Galvin and Mr. Faudel. These agreements provide that in the event of a change of control of the Company, the executive will remain in his or her position as of the date of the agreement with commensurate duties for a period of three (3) years from the change of control. Each agreement provides that the executive officer will receive at least the same level of base compensation and other benefits as were being received by such executive officer immediately prior to the change of control. In addition, the agreements each provide for payment of annual performance bonuses determined by percentages of the base salary (75% for Mr. Gibbs, 50% for Ms. Edwards, Messrs. Williams, Galvin and 35% for Messrs. Bechtol, and Faudel) in effect during the three year term. In the event of termination of the executive officer for any reason other than cause during the three year term of employment, the Company is required to continue to pay the executive officer the stated compensation for the three (3) year period following termination, including the value of unexercised in-the-money stock options, as provided by the terms of the agreements.

Certain Relationships and Related Transactions

      Burnet, Duckworth & Palmer, a law firm of which Mr. Palmer is a partner, is retained by the Company as its counsel for certain Canadian legal matters.

Comparison of 5 Year Cumulative Total Return of
the Company, Peer Group Indices and Broad Market Index

300
250
200
150
100
50
0
12/29/95
12/31/96
12/31/97
12/31/98
12/31/99
12/29/00
Frontier
Refining Peer Group
S&P 500 Index

Assumes $100 invested December 29, 1995 in (i) the Company’s Common Stock, (ii) a peer group of independent refining companies (the “Refining Peer Group”) which includes Ashland Inc., Giant Industries, Holly Corporation, Sun Company, Tesoro Petroleum Corporation, Tosco Corporation, Ultramar Diamond Shamrock and Valero Energy Corporation, and (iii) the S & P 500 Index. The Company’s peer group has changed from prior years to include a larger number of independent refineries for which five years of data are now available. Prior to 1999, the prior peer group consisted of Ashland, Inc., Crown Central Petroleum, Giant Industries, Holly Corporation, Sun Company and Tosco Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Members of the Compensation Committee are Messrs. Bech, Lee and Schafer. No member of the Compensation Committee of the Board of Directors of the Company was, during 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

      During 2000 no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16 FILINGS DISCLOSURE

      Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the Company’s copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2002 Annual Meeting of Shareholders (the “2002 Annual Meeting”) pursuant to Rule 14a-8 under the 1934 Act (“Rule 14a-8") must be received by the Company no later than November 16, 2001 and must otherwise comply with the requirements of Rule 14a-8.

      Proposals of shareholders submitted for consideration at the Company’s 2002 Annual Meeting (outside of the Rule 14a-8 process), in accordance with the Company’s bylaws, must be received by the Company by the later of 60 days before the 2002 Annual Meeting or 10 days after notice of such meeting is first published. If such timely notice of a proposal is not given, the proposal may not be brought before the 2002 Annual Meeting.

MISCELLANEOUS

      All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owners of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors, J. CURRIE BECHTOL Vice President-General Counsel & Secretary

March 16, 2001
Houston, Texas

Appendix

FRONTIER OIL CORPORATION AUDIT COMMITTEE CHARTER

Organization

      The Audit Committee is a standing Audit Committee of the Board of Directors established June 4, 1975. The Audit Committee shall be composed of three directors who are independent of the management of the corporation and are free of any relationship that would interfere with their independent judgment as a Audit Committee member. All members of the Audit Committee must be financially literate and at least one member should have accounting or financial management expertise.

      The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Audit Committee will meet periodically as determined by the Chairman or at the request of management or the independent auditor.

Statement of Policy

      The Audit Committee shall provide assistance to the corporate directors and management in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. The Audit Committee has the authority and responsibility to select, evaluate and replace the independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee is responsible for insuring that the auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent auditor and for recommending that the full board take appropriate action to ensure the independence of the auditor.

Responsibilities and Duties

      The fulfill its responsibilities and duties the Audit Committee shall:

Document/Reports Reviews

  Review and update this Charter periodically, at least annually, or as conditions dictate.

  Review the corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor.

  Review with financial management and the independent auditor the Form 10-Q or Form 10-K, as applicable, prior to its filing or prior to the release of earnings. For interim reporting, the Chairman may represent the entire Audit Committee for purposes of the quality discussion or a quorum of the Audit Committee may meet for this purpose.

  Prepare the report of Audit Committee’s findings to be included in the SEC proxy statement.

Independent Auditor

  Recommend to the Board of Directors the selection of the independent auditor, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditor. On an annual basis, the Audit Committee should review the written statement from the auditor of all significant relationships the auditor has with the corporation to determine the auditor’s independence.

  Assess the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant.

  Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Process

  In consultation with the independent auditor, review the integrity of the organization’s financial reporting process, both internal and external.

  Consider the independent auditor’s assessment of the quality and appropriateness of the corporation’s accounting principles as applied in its financial reporting.

  Consider and approve, if appropriate, any major changes to the corporation’s accounting principles and practices as recommended by management and approved by the independent auditor.

Audit and Accounting Process

  Meet with the independent auditor and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

  Establish regular reporting to the Audit Committee by each of management and the independent auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

  Following completion of the annual audit, review separately with each of management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  Inquire as to whether there was any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

  Consult with the independent auditor and management the extent to which changes or improvements in financial accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance

  Assess management’s monitoring of the corporation’s compliance with the organization’s policies on employee conduct, and ensure that management has the proper review system in place to ensure that corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  Consult with the corporation’s counsel on legal compliance matters including corporate securities trading policies.

  Consult with the corporation’s counsel on any legal matter that could have a significant impact on the organization’s financial statements.

  Perform any other activities consistent with this Charter, the corporation’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.